UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2007

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendment To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On December 4, 2007, the Board of Directors of Gottschalks Inc. (the "Company") adopted a resolution approving amendments to Sections 1, 2, 4 and 5 of Article VI of the Company's bylaws, effective as of December 4, 2007, to clarify the Company's authority to issue uncertificated shares of stock and thereby enable the Company to comply with Section 501.00 of the Listed Company Manual of the New York Stock Exchange (the "Direct Registration Rule"). The Direct Registration Rule requires NYSE-listed securities, such as the Company's common stock, to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, on and after January 1, 2008.

A direct registration program enables investors to establish book-entry ownership of stock or other securities. Shares are owned, recorded and transferred electronically without the issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical stock certificates. Because the Company's previous bylaws did not clearly address the issuance of shares without a physical stock certificate, the Company's Board of Directors determined that it was appropriate to amend the prior bylaws to clarify the Company's authority to issue uncertificated shares in accordance with the Direct Registration Rule.

Accordingly, Sections 1, 2, 4 and 5 of Article VI of the Company's bylaws were amended as follows:

  Section 1 of Article VI has been amended to provide that shares of the Company may be certificated, uncertificated, or a combination thereof, with the issuance of physical certificates available upon written request;
  Section 2 of Article VI has been amended to contemplate the transfer of uncertificated shares;
  Section 4 of Article VI has been amended to provide the Board of Directors the option to issue duplicate certificates or uncertificated shares in place of any certificates lost, stolen or destroyed, unless such shares have ceased to be certificated, in which case, a new certificate will be issued only upon written request; and
  Section 5 of Article VI has been amended to clarify the Board of Directors' authority to establish regulations from time to time governing the issuance, transfer, conversion and registration of certificated and uncertificated shares of the Company.

The foregoing description of the amendments to the bylaws is qualified in its entirety by reference to the full text of the Company's bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.    Other Events.

On December 4, 2007, the Company's Board of Directors formed a special committee (the "Committee") to conduct a review of the real estate holdings owned and leased by the Company. The Committee was formed in connection with the Company's Value Improvement Program, originally announced in August 2007, and will actively identify and evaluate near-term opportunities to maximize value or improve operating metrics of the Company's real property assets. Non-management and independent members of the Board of Directors will serve on the Committee, along with representatives of the Company's management.

Non-management members of the Board of Directors serving on the Committee will be paid a fee for each day that such member personally attends a meeting of the Committee, ranging from $1,000 for the Committee's chairman to $500 for the other non-management members of the Committee.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
3.2	Second Amended and Restated Bylaws, as amended, effective December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

December 6, 2007	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Operating Officer

INDEX TO EXHIBITS
Exhibit No.	Description
3.2	Second Amended and Restated Bylaws, as amended, effective December 4, 2007. Also provided in PDF format as a courtesy.